As filed with the Securities and Exchange Commission on March 3, 2010

Registration No. 333-139884

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)
___________

Delaware	20-4831825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
___________

303 Twin Dolphin Drive, Suite 600
Redwood City, California 94065
 (Address of principal executive offices) (Zip code)
___________

PUREDEPTH, INC. 2006 STOCK INCENTIVE PLAN
 (Full title of the plan)
___________

Andrew L. Wood
Chief Executive Officer
PureDepth, Inc.
303 Twin Dolphin Drive, Suite 600
Redwood City, California 94065
(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 632-4651

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☑

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-8 (File No. 333-139884), which was declared effective by the Securities and Exchange Commission on January 10, 2007 (the “Registration Statement”), is being filed to deregister all securities that were registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 3rd day of March, 2010.

PUREDEPTH, INC.

By:	/s/ Andrew L. Wood
Andrew L. Wood, Chief Executive Officer

By:	/s/ Joseph A. Moran
Joe Moran, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew L. Wood
Andrew L. Wood	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2010

/s/ Joseph A. Moran
Joseph A. Moran	Chief Financial Officer (Principal Accounting and Financial Officer)	March 3, 2010

/s/ Kristin Bowman
Kristin Bowman	Director	March 3, 2010

/s/ John Blair
John Blair	Director	March 3, 2010

/s/ Mark Kalow
Mark Kalow	Director	March 3, 2010

/s/ David Teece
David Teece	Director	March 3, 2010

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